Exhibit 3.21

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:34 PM 10/01/2010
FILED 02:35 PM 10/01/2010
SRV 100961089 — 3311740 FILE
SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMERICAN FIBER SYSTEMS HOLDING CORP.
     American Fiber Systems Holding Corp. (the “Corporation”), a corporation organized and existing under and by virtue of provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
     DOES HEREBY CERTIFY:
     FIRST: That the name of the Corporation is American Fiber Systems Holding Corp., and that the Corporation was originally incorporated pursuant to the DGCL on November 3, 2000 under the name American Fiber Systems Holding Corp.
     SECOND: That the Board of Directors duly adopted resolutions proposing to further amend and restate the Fifth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
I.
     The name of the Corporation is American Fiber Systems Holding Corp.
II.
     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
III.
     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
IV.
     The Corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is One Thousand (1,000), each having a par value of $0.001.
V.
     A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws.
     B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
VI.
     No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article VI shall not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derived any improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. No amendment to or repeal of this Article VI shall adversely affect any right or protection of any director of the Corporation existing at the time of such amendment or repeal for or with respect to acts or omissions of such director prior to such amendment or repeal.
VII.
     A. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Corporation shall be required to indemnify or make advances to a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.
     B. Prepayment of Expenses. The Corporation shall, to the fullest extent not prohibited by law, pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any Proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VII or otherwise.
     C. Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
     D. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.
     E. Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.
     F. Indemnification of Other Persons. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those persons identified in Section A and Section B of this Article VII when and as authorized by a majority of the entire Board of Directors (without regard to vacancies) or by the action of a committee of the Board of Directors or designated officers of the Corporation established by or designated in resolutions approved by a majority of the entire Board of Directors (without regard to vacancies); provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article VII or otherwise.
VIII.
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

IX.
     The Corporation expressly elects not to be governed by Section 203 of the DGCL.
     THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL.
     FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.
[Signature on Following Page]

     IN WITNESS WHEREOF, the undersigned, being duly authorized by this corporation, has executed, signed, and acknowledged, on behalf of this corporation, this Sixth Amended and Restated Certificate of Incorporation this 1st day of October, 2010.

AMERICAN FIBER SYSTEMS HOLDING CORP.
By:	/s/ Scott Beer
	Name:	Scott Beer
	Title:	Secretary